Exhibit 10.1

FIRST AMENDMENT TO PROMISSORY NOTE

This FIRST AMENDMENT TO PROMISSORY NOTE (this “Amendment”) is made and entered into on this 1st day of June 2012 by and between PAA Natural Gas Storage, L.P., a Delaware limited partnership (the “Borrower”) and Plains All American Pipeline, L.P., a Delaware limited partnership (the “Lender”).

WHEREAS, Borrower and Lender executed and delivered a promissory note (the “Original Note”) in the amount of TWO HUNDRED MILLION AND 00/100 DOLLARS (U.S. $200,000,000.00) (the “Original Note”) dated as of February 9, 2011; and

WHEREAS, Borrower and Lender wish to amend the Original Note to adjust the interest rate and Scheduled Maturity Date.

NOW THEREFORE, in consideration of the foregoing, Borrower and Lender hereby agree as follows:

1.	All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Original Note.

2.	The definition of “Scheduled Maturity Date” in Section 1 of the Original Note shall be deleted and replaced with the following:

“Scheduled Maturity Date” shall mean June 1, 2015.”

3.	Section 2 of the Original Note shall hereby be amended and restated in its entirety as follows:

“PROMISE TO PAY. Borrower, for value received, absolutely, irrevocably and unconditionally promises to pay to the order of Lender, in lawful money of the United States of America and in immediately available funds, the principal sum of TWO HUNDRED MILLION AND 00/100 DOLLARS (U.S. $200,000,000.00) (the “Borrowed Amount”), together with simple interest assessed at the fixed rate per annum equal to (i) five and a quarter percent (5.25%) from February 9, 2011 to May 31, 2012 and (ii) four percent (4.00%) from June 1, 2012 until the Scheduled Maturity Date, calculated on the basis of a 360 day calendar year (twelve 30 day months), on the principal balance of this Note as outstanding from time to time, commencing on the date of this Note and continuing until this Note is paid in full.”

4.	Borrower certifies that the representations and warranties of Borrower contained in Section 6 of the Original Note are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

5.	Borrower certifies that immediately after giving effect to this Amendment, no Event of Default under the Original Note has occurred and is continuing.

6.	Except as otherwise provided in this Amendment, all of the terms, covenants and conditions in the Original Note shall remain in full force and effect.

7.	This Amendment will be governed by, construed and enforced in accordance with the laws of the State of Texas without regard to any laws that might result in the application of the laws of any other jurisdiction.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

PRIOR TO SIGNING THIS AMENDMENT, BORROWER READ AND UNDERSTOOD ALL OF THE PROVISIONS OF THIS AMENDMENT.

BORROWER:

PAA NATURAL GAS STORAGE, L.P.

By:	PNGS GP LLC, its General Partner

	By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Executive Vice President and Chief Financial Officer

LENDER: PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC, its General Partner

By:	PLAINS AAP, L.P., its Sole Member

By:	PLAINS ALL AMERICAN GP LLC, its General Partner

	By:	/s/ Charles Kingswell-Smith
	Name:	Charles Kingswell-Smith
	Title:	Vice President and Treasurer

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